Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-121965) pertaining to the Compass Minerals International, Inc. Savings Plan of our report dated June 24, 2010, with respect to the financial statements and schedule of the Compass Minerals International, Inc., Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

June 24, 2010
Kansas City, Missouri